EXHIBIT 10.21
BOSTON SCIENTIFIC CORPORATION
401(k) RETIREMENT SAVINGS PLAN

FIFTH AMENDMENT

Pursuant to Section 10.1 of the Boston Scientific Corporation 401(k) Retirement Savings Plan, as amended and restated effective January 1, 2001, and as further amended from time to time (the “Plan”), Boston Scientific Corporation hereby amends the Plan as follows:

1.   Effective January 1, 2007, a new subsection (e) is hereby added to Section 2.1, which subsection reads in its entirety as follows:

“(e) Notwithstanding the foregoing, an Eligible Employee who first completes an Hour of Service with a Participating Employer on or after January 1, 2007 and who would become a Participant in accordance with subsection (b) but for the failure to enter into a compensation reduction authorization will become a Participant on the first Entry Date on which an automatic compensation reduction authorization is in effect with respect to such Eligible Employee pursuant to Section 3.2(b).”

2.   Effective January 1, 2007, Section 3.2 is hereby amended in its entirety to read as follows:

“3.2. Form and Manner of Affirmative and Automatic Elections.

(a) A "compensation reduction authorization" is an authorization from an Eligible Employee to a Participating Employer which satisfies the requirements of this Section 3.2. A compensation reduction authorization may be either an “affirmative compensation reduction authorization” or an “automatic compensation reduction authorization”. Each affirmative compensation reduction authorization shall be in a form prescribed or approved by the Committee, and may be entered into as of any Entry Date upon such prior notice as the Committee may prescribe. A compensation reduction authorization may be changed by the Participant, with such prior notice as the Committee may prescribe, as of the first day of any payroll period. A compensation reduction authorization shall be effective with respect to Compensation payable on and after the applicable Entry Date. A compensation reduction authorization may be revoked by the Participant at any time, upon such prior notice as the Committee may prescribe. A Participant who revokes a compensation reduction authorization may enter into a new affirmative compensation reduction authorization only as of a subsequent Entry Date.

(b) An Eligible Employee who first completes an Hour of Service with a Participating Employer on or after January 1, 2007 will be deemed to enter into an “automatic compensation reduction authorization” pursuant to which his or her Compensation will be automatically reduced by the amount described in (c) below, beginning on the Entry Date determined by the Committee, and the amount of such reduction will be contributed to the Trust as a pre-tax Elective Contribution under Section 3.1, subject to the following terms and conditions:

(1) An Eligible Employee whose Compensation has been automatically reduced under this Section 3.2(b) may elect at any time either to (i)

cancel such automatic compensation reduction authorization, thereby ceasing Elective Contributions to the Plan on his or her behalf, or (ii) replace such automatic compensation reduction authorization with an affirmative compensation reduction authorization, thereby changing the amount of Elective Contributions to the Plan on his or her behalf and/or converting such Elective Contributions to Roth elective deferrals made pursuant to Article 3A. Any election under this Section 3.2(b)(1) shall be in a form or manner prescribed or approved by the Committee and shall be effective with respect to Compensation payable on and after the date of such election, subject to such notice as the Committee may prescribe or require.

(2)   Prior to the Entry Date on which an automatic compensation reduction authorization takes effect with respect to an Eligible Employee, the Eligible Employee will receive a notice explaining his or her right to elect to terminate or change the amount of his or her Elective Contributions to the Plan and how such Elective Contributions will be invested in the absence of any investment election by the Eligible Employee. An Eligible Employee will have a reasonable period of time after receipt of such notice to cancel the automatic compensation reduction authorization or replace it with an affirmative compensation reduction authorization, and to make an affirmative investment election, before the automatic compensation reduction authorization takes effect. Such notice or a similar notice will be provided to such Eligible Employee within a reasonable period of time before each Plan Year thereafter for so long as an automatic compensation reduction authorization remains in effect with respect to such Eligible Employee under this Section 3.2(b).

(c) The amount of the reduction in an Eligible Employee's Compensation under an automatic compensation reduction authorization pursuant to Section 3.2(b) shall be as follows:

First Plan Year in which the automatic compensation reduction authorization is in effect:	2% of Compensation

Second Plan Year in which the automatic compensation reduction authorization is in effect:	3% of Compensation

Third Plan Year in which the automatic compensation reduction authorization is in effect:	4% of Compensation

Fourth Plan Year in which the automatic compensation reduction authorization is in effect:	5% of Compensation

Fifth Plan Year and future Plan Years in which the automatic compensation reduction authorization is in effect:	6% of Compensation"

3.   Effective January 1, 2007, a new Article 3A is hereby added to the Plan immediately following Article 3, to read in its entirety as follows:

“ARTICLE 3A. ROTH ELECTIVE DEFERRALS.

3A.1. General Application.

(a) As of January 1, 2007, the Plan will accept Roth elective deferrals made on behalf of Participants. A Participant’s Roth elective deferrals will be allocated to a separate account maintained for such deferrals as described in Section 3A.2.

(b) Unless specifically stated otherwise, Roth elective deferrals will be treated as Elective Contributions for all purposes under the plan.

3A.2. Separate Accounting.

(a) Contributions and withdrawals of Roth elective deferrals will be credited and debited to the Roth elective deferral account maintained for each Participant.

(b) The Plan will maintain a record of the amount of Roth elective deferrals in each Participant’s Account.

(c) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth elective deferral account and the Participant’s other Accounts under the Plan.

(d) No contributions other than Roth elective deferrals and properly attributable earnings will be credited to each Participant’s Roth elective deferral account.

3A.3. Direct Rollovers.

(a) Notwithstanding Section 8.6, a direct rollover of a distribution from a Roth elective deferral account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

(b) Notwithstanding Section 3.6, the Plan will accept a Rollover Contribution to a Roth elective deferral account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

(c) Eligible rollover distributions from a Participant’s Roth elective deferral account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

3A.4. Correction of Excess Contributions.

(a) In the case of a distribution of excess contributions under Section 11.4, a Highly Compensated Employee may not designate the extent to which the excess amount is composed of pre-tax elective deferrals and Roth elective deferrals.

3A.5. Definition.

(a) Roth Elective Deferrals. A “Roth elective deferral” is an Elective Contribution that is:

(1) Designated irrevocably by the Participant at the time of the compensation reduction authorization as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax Elective Contributions the Participant is otherwise eligible to make under the Plan; and

(2) Treated by the Participating Employer as includible in the Participant’s taxable income at the time the Participant would have received that amount in cash if the Participant had not entered into a compensation reduction authorization.

(b) Roth elective deferral account. A “Roth elective deferral account” means an Account to which a Participant’s Roth elective deferrals are allocated.”

4.   Effective January 1, 2007, a new Section 8.10 is hereby added to the Plan, which Section reads in its entirety as follows:

“8.10. Non-Spousal Rollovers. Notwithstanding anything in the Plan to the contrary, an eligible rollover distribution (as defined in Section 8.6) to a Beneficiary who is not the surviving spouse of a Participant may be directed in a direct trustee-to-trustee transfer to an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) in accordance with Section 402(c)(11) of the Code.”

5.   Effective January 1, 2006, subsection (a) of Section 6.1 is hereby amended by changing the last sentence to read as follows: “Effective January 1, 2007, a Participant may request no more than one withdrawal under this Section 6.1 in any single Plan Year.”

6.   Effective January 1, 2007, subsection (b) of Section 11.3 is hereby amended in its entirety to read as follows:

“(b)Distribution of excess deferrals.  In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Committee on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Committee shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, plus, in the case of a distribution in a taxable year beginning on or after January 1, 2007, the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). For distributions in taxable years beginning prior to January 1, 2007, income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. For distributions in taxable years beginning on or after January 1, 2007, income allocable to excess deferrals for the aggregate of the taxable year and the gap period shall be determined in accordance with the alternative method set forth in proposed Regulation section 1.402(g)-1(e)(5)(iii). No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.”

7.   Effective January 1, 2006, subsection (b)(iv) of Section 11.4 is hereby amended by deleting the reference to “Regulation section 1.401(k)-1(b)(5)” at the end thereof and inserting in its place the following: “Regulation section 1.401(k)-1(a)(6)”.

8.   Effective January 1, 2006, subsection (b)(vii) of Section 11.4 is hereby amended by deleting the reference to “Regulation sections 1.401(m)-1(b)(5)” at the end thereof and inserting in its place the following: “Regulation section 1.401(m)-2(a)(6)”.

9.   Effective January 1, 2006, subsection (g) of Section 11.4 is hereby amended in its entirety to read as follows:

“(g) Distribution of excess contributions. A Participant's excess contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, plus, for the Plan Years commencing on January 1, 2006 and January 1, 2007, the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account and QNEC Account balances by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Elective Contribution Account and QNEC Account balances as of the beginning of the Plan Year plus the Participant's Elective Contributions and Qualified Nonelective Contributions for the Plan Year. Income allocable to excess contributions for the gap period (for the 2006 and 2007 Plan Years) shall be determined in accordance with the safe harbor method set forth in Regulation section 1.401(k)-2(b)(2)(iv)(D). Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.”

10.   Effective January 1, 2006, subsection (b)(iv) of Section 11.5 is hereby amended by deleting the reference to “Regulation section 1.401(m)-1(b)(5)” at the end thereof and inserting in its place the following: “Regulation section 1.401(m)-2(a)(6)”.

11.   Effective January 1, 2007, Section 14.13 is hereby amended in its entirety to read as follows:

“14.13.   “Elective Contribution Account”

12.    means an Account to which Elective Contributions (but not Roth elective deferrals) are allocated.”

13.   Effective January 1, 2006, Section 14.31 is hereby amended in its entirety to read as follows:

“14.31.  “Qualified Nonelective Contribution” means a contribution made in the discretion of the Plan Sponsor which is designated by the Plan Sponsor as a Qualified Nonelective Contribution and which falls within the definition of a “qualified nonelective contribution” under Regulation section 1.401(k)-6”.

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IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf effective as of the dates set forth herein by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION By: ___________________________ Title: ___________________________ Date: ___________________________